VBI Vaccines Appoints Christopher McNulty as Chief Financial Officer and Head of Business Development

CAMBRIDGE, Mass. (August 15, 2018) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company, today announced the appointment of Christopher McNulty as Chief Financial Officer and Head of Business Development, effective immediately. Mr. McNulty is an accomplished financial executive in the biopharmaceutical and medical device field, with a strong background in licensing transactions, capital markets and financing strategy, and public company corporate finance.

“We are delighted to have Chris join VBI during this very exciting time in the company’s growth trajectory,” said Jeff Baxter, VBI’s President and CEO. “Chris brings extensive experience working in the U.S. capital markets, and we believe his experience in biotech transactions will help the company achieve our objectives of maximizing shareholder value over time. We look forward to Chris’s financial leadership as we remain committed to addressing large, unmet medical needs in both infectious disease and immuno-oncology.”

“I am thrilled to join VBI’s experienced executive team at this transformational time,” said Mr. McNulty. “I look forward to leading the finance and business development teams, particularly as the Company prepares for several key clinical milestones expected throughout the next year.”

Mr. McNulty’s background spans two decades of financial and business development experience across the pharmaceutical, biotechnology, and medical device industries. Prior to joining VBI, he served as Chief Financial Officer and Senior Vice President, Business Development and Investor Relations, of Invivo Therapeutics. He also served as the Senior Director of Business Development for Repligen Corporation, where he spearheaded the acquisition of Novozymes Biopharma Sweden in 2011. Other prior management positions include Director, Corporate Development at Seventh Sense Biosystems, and Associate Director, Business Development at Genzyme Corporation.

Mr. McNulty holds B.S. and M.Eng. degrees from the Massachusetts Institute of Technology, as well as an M.B.A. from Harvard Business School.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac®, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac® is approved for use in Israel and 10 other countries. VBI’s eVLP Platform technology enables the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma (GBM). VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018, and filed with the Canadian security authorities at sedar.com on February 26, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

Phone: (212) 213-0006

Email: rflamm@burnsmc.com